EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Peregrine Pharmaceuticals, Inc. (formerly, Techniclone Corporation) on Form S-8 of our report dated June 15, 1998, which includes an explanatory paragraph regarding substantial doubt about Peregrine Pharmaceuticals, Inc.'s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of Peregrine Pharmaceuticals, Inc. for the year ended April 30, 2000.


/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
March 12, 2001